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                                   CORE, INC.
                       AMENDMENT OF 1991 STOCK OPTION PLAN


         WHEREAS, CORE, INC. (the "Company") maintains its 1991 Stock Option Plan (the "1991 Plan");

         WHEREAS, the Company's 1991 Plan permits the Board of Directors of the Company to make such changes in and additions or amendments to the 1991 Plan as the Board shall deem advisable;

         WHEREAS, the Board of Directors deems it advisable and in the best interests of the Company to amend the 1991 Plan to clarify the treatment of outstanding options upon the sale, merger, reorganization or other recapitalization of the Company;

         WHEREAS, the Board of Directors has determined that the following amendment is consistent with the 1991 Plan prior to amendment and does not adversely affect the rights of any holder of outstanding stock options.

                  1. Section 11 of the 1991 Plan is hereby amended so that, as amended, it shall read in its entirety as follows:

                  "11. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, STOCK SPLITS, MERGERS, ETC.. Notwithstanding any other provisions of the Plan or any Stock Option, in the event of any stock dividend, recapitalization, merger, sale of all or substantially all of the assets or outstanding equity, consolidation, liquidation, dissolution, split-up, combination or exchange of shares, or similar change in the outstanding Common Stock of the Company by reason of the foregoing or similar transactions (in each case a "Transaction"), the Board may make appropriate provisions, adjustments and amendments relating to the Plan and outstanding Stock Options, including, without limitation adjustments and amendments to (i) adjust the aggregate number and class of shares available under the Plan, (ii) adjust the number and class of shares subject to each outstanding Stock Option, (iii) adjust the Stock Option exercise prices, (iv) substitute the consideration payable to the Company's stockholders for each share of Company stock in a Transaction (or other consideration of similar value as determined by the Board) ("Stockholder Consideration per Share") for each share of stock issuable upon exercise of a Stock Option and (v) terminate outstanding Stock Options in exchange for a cash payment or other consideration equal to the excess of the Stockholder Consideration per Share over the Stock Option exercise price. The provisions, adjustments and amendments made by the Board pursuant to this Section 11 shall be binding and conclusive."

         IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the _____ day of March 2001.

                                                 CORE, INC.

[CORPORATE SEAL]

                                                 By: /s/ George C. Carpenter IV
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